Delaware
The First State

    I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "E-18 CORP.", CHANGING ITS NAME FROM  "E-18 CORP.." TO "PROTECTUS  MEDICAL DEVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIX DAY OF  AUGUST, A,D. 2009, AT 1:04 O'CLOCK P,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4379904 8100 090808678	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 7495443 DATE: 08-26-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:12 PM 08/26/2009
FILED 01:04 PM 08/26/2009
SRV 090808678 - 4379904 FILE
STATE OF DELAWARE,
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation  law of the  State of Delaware does hereby certify:
FIRST; That at a meeting oldie Bound of Directors of
E-18 CORP,

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " 1 " so that, as amended, said Article shall he and read as follows:

The name cat the corporation is hereby amended to Protectus Medical Devices, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special mating of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation LOW of the State of Delaware.

WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of June, 2009

By: /s/ John S. Salstrom
Authorized Officer
Title: President
Name: John S. salstrom
Print or Type